UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2025, SRM Entertainment, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor entity (the “Investor”) for a private investment in public equity (the “PIPE Offering”) of 100,000 shares of its Series B Convertible Preferred Stock par value $0.0001 per share (the “Series B Preferred Stock”), convertible into 200,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), at a conversion price of $0.50 per share of Common Stock, and warrants (the “PIPE Warrants”) to acquire up to 220,000,000 shares of Common Stock. The PIPE Warrants issued in the PIPE Offering are exercisable immediately upon issuance at an exercise price of $0.50 per share and will expire two years from the date of issuance. The 100,000 shares of Series B Preferred Stock are referred to herein as the “Preferred Stock Shares.”

The issuance of the Preferred Stock Shares and the PIPE Warrants occurred on June 16, 2025.

On or before June 30, 2025, the Investor will pay the $100 million purchase price for the Preferred Stock Shares and Warrants in the form of TRON tokens (the “Consideration Tokens”), based on the closing price of TRON tokens on June 15, 2025. The Consideration Tokens will be held in the custodian wallet account designated and controlled by the Company’s Board of Directors (the “Board”).

The Preferred Stock Shares cannot be converted into more than 19.99% of the currently outstanding shares of Common Stock until stockholder approval of such an issuance is obtained.

The Company entered into an Advisory Agreement with Justin Sun along with the issuance of the Preferred Stock Shares and the PIPE Warrants (the “Sun Advisory Agreement”). Mr. Justin Sun’s father, Weike Sun is the sole shareholder of the Investor and was appointed as a member of the Board in connection with the PIPE Offering

The conversion price and exercise price and number of shares of Common Stock issuable upon conversion or exercise of the Preferred Stock Shares and the PIPE Warrants, as the case may be is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the conversion price or exercise price. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the Preferred Stock Shares or the PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Preferred Stock Shares or PIPE Warrants on any securities exchange or nationally recognized trading system.

Dominari Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of June 16, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent for certain out-of-pocket expenses, including for reasonable expenses and legal fees of $50,000.

In addition, pursuant to an Advisory Agreement with an entity associated with American Ventures (the investor in the previously disclosed May 2025 Series A preferred stock offering) (the “American Ventures Agreement”), the Company issued a warrant to American Ventures (the “American Ventures Warrants”) with substantially the same terms as the PIPE Warrants except that the American Ventures Warrants are exercisable for five years and do not reference the Securities Purchase Agreement.

The securities being offered and sold by the Company in the PIPE Offering and the American Ventures Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

The foregoing descriptions of the PIPE Warrants, Securities Purchase Agreement, Sun Advisory Agreement, and the American Ventures Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the full text of each document, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, and 10.3 respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the Preferred Stock Shares and the PIPE Warrants to the Investor and the issuance of the American Ventures Warrants is incorporated herein by reference. The Preferred Stock Shares, the PIPE Warrants, and the American Ventures Warrants were issued and sold by the Company and the future issuance of Common Stock pursuant to conversions of the Preferred Stock Shares and the exercise of the PIPE Warrants and the American Ventures Warrants in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the PIPE Offering, on June 16, 2025, the Company filed a Certificate of Designation of Series B Preferred Stock with the Secretary of State of the State of Nevada (the “Series B Certificate of Designation”).

The stated value of the Series B Preferred Stock is $1,000 per share.

Holders of the Preferred Stock Shares are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are convertible on the basis of a conversion price of $0.50. The Holders shall vote together with the holders of shares of Common Stock as a single class. The Preferred Stock Shares cannot be voted on an “as converted basis” of more than 19.99% of the currently outstanding shares of Common Stock until shareholder approval of such voting rights is obtained.

Holders shall be entitled to receive, and the Company shall pay, dividends on Preferred Stock Shares equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock Shares have a preference for the distribution of the entire remaining assets and funds of the Company legally available for distribution over any holders of other series of preferred stock or of the Common Stock.

If, as of December 31, 2025, a Triggering Event (as defined in the Series B Certificate of Designation) has occurred, the holder of the Preferred Stock Shares shall have the right to request the Company redeem all or any of portion of the Preferred Stock Shares then held by the holder for a redemption price equal to the full (for fully redemption) or pro rata (for portion redemption) Triggering Redemption Amount as specified in the Series B Certificate of Designation.

The foregoing description of the Series B Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the Series B Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Director Resignations

In connection with the PIPE Offering, on June 16, 2025, Hans Haywood and Gary Herman resigned as members of the Board. These resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with the PIPE Offering, Douglas McKinnon resigned as a member of the Board. Mr. McKinnon remains the Company’s Chief Financial Officer. Mr. McKinnon’s resignation as a member of the Board was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Director Appointments

In connection with the PIPE Offering, on June 16, 2025, Weike Sun (“Mr. Sun”), Zhihong Liu, and Zi Yang were appointed as members of the Board. Mr. Sun was named Chairman of the Board. Messrs. Liu and Yang are expected to be appointed to each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. Mr. Liu is expected to serve as chair of the Compensation Committee and Mr. Yang is expected to serve as chair of the Nominating and Corporate Governance Committee.

Weike Sun, age 66, began his career in journalism and public infrastructure administration in China. Following his extensive experience in the public sector, Mr. Sun transitioned to the private sector holding senior management and advisory role to several fintech companies since 2016, including Ruibo (Beijing) Technology and Peiwo Huanle (Beijing) Technology. He was the Chairman of Guangzhou Keyhiway Printing Technology, a listed company on China’s National Equities Exchange and Quotations (NEEQ) from March 2022 to July 2023. Mr. Sun holds a bachelor’s degree from Qinghai Normal College.

Zhihong Liu, age 59, has been the senior advisor to Tron DAO since 2021, leading its strategic investment activities. Previously, Mr. Liu served as the board director of Valkyrie Investment helping to launch one of the first Bitcoin future ETFs in the US. Prior to joining the blockchain industry in 2021, he had held senior positions in the financial industry for over 20 years working for leading global firms including Ant Financial, NOMURA, Salomon Smith Barney and Fidelity Investment. Mr. Liu holds an MBA from Columbia University and a bachelor’s degree from Zhejiang University in China.

Zi Yang, age 27, has been active in the blockchain industry for over 5 years. Mr. Yang currently holds senior positions for several leading blockchain projects including Tronscan, the official blockchain explorer for Tron protocol. Mr. Yang holds a bachelor’s degree in Human Resource Management from Guangdong University of Foreign Studies in China.

Related Party Transactions

There are no related party transactions with regard to Messrs. Liu and Yang reportable under Item 404(a) of Regulation S-K.

Mr. Weike Sun is the sole shareholder of the Investor.

Compensatory Arrangements

The compensatory arrangements of the new members of the Board have not yet been decided.

Amendments to Employment Agreements with Officers

In connection with the PIPE Offering, on June 16, 2025, the Company entered into amendments to the employment agreements of each of Richard Miller (the Company’s Chief Executive Officer), Mr. McKinnon (the Company’s Chief Financial Officer), Taft Flittner (the Company’s President), and Deborah McDaniel-Hand (the Company’s Vice President of Production, Development, and Operations) (collectively, the “Employment Agreement Amendments”).

Pursuant to each of the Employment Agreement Amendments, the executives agreed (a) not to terminate their employment and not to seek any compensation for any termination of their employment in connection with the PIPE Offering and (b) that any incentive or bonus payments related to the Company’s performance would only be measured against the Company’s business of developing and marketing licensed consumer products, including children’s toys and entertainment merchandise. Such compensation would not be related to the Company’s TRON tokens operations.

In addition, Messrs. Miller and McKinnon agreed that equity awards issued to them pursuant to the Company’s Equity Incentive Plans would, going forward, be solely determined by the Compensation Committee of the Board. The foregoing description of the Employment Agreement Amendments does not purport to be a complete description and is qualified in its entirety by reference to the individual Employment Agreement Amendments which are filed herewith as Exhibits 10.4 (Miller), 10.5 (McKinnon), 10.6 (Flittner), and 10.7 (McDaniel-Hand) and incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 above regarding the Series B Certificate of Designation are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
4.1	Form of Common Stock Purchase Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Sun Advisory Agreement, dated June 16, 2025
10.3	Form of American Ventures Agreement, dated June 16, 2025
10.4	Amendment No. 1 to Employment Agreement by and between SRM Entertainment, Inc. and Richard Miller, dated June 16, 2025
10.5	Amendment No. 1 to Employment Agreement by and between SRM Entertainment, Inc. and Douglas McKinnon, dated June 16, 2025
10.6	Amendment No. 1 to Employment Agreement by and between SRM Entertainment, Inc. and Taft Flittner, dated June 16, 2025
10.7	Amendment No. 1 to Employment Agreement by and between SRM Entertainment, Inc. and Deborah McDaniel-Hand, dated June 16, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: June 16, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer